Exhibit 99.1

Press Release

Vuzix Announces $14,500,000 Common Stock Offering

November 29, 2016

ROCHESTER, N.Y., November 29, 2016 /PRNewswire/ -- Vuzix® Corporation (VUZI), a supplier of Video Eyewear and Smart Glasses products in the consumer, enterprise, and entertainment markets, today announced the entry into agreements relating to the sale of 2,000,000 shares of its common stock at an offering price of $7.25 per share, less placement fees and commissions. The gross proceeds from the offering will be $14,500,000 before deducting commissions and estimated offering expenses. The shares of common stock are being sold to two existing and two new institutional investors of the Company.

The Company intends to use the net proceeds from the offering for general corporate purposes, including expanding its products, supporting the international rollout of its new M300 and M3000 Smart Glasses, development and launch of its proprietary waveguide technology planned to hit the market in 2017 with the launch of its B3000 binocular waveguide, and for general working capital purposes.

“This financing will greatly strengthen Vuzix’ balance sheet and help ensure that the Company has sufficient operating capital to execute on its business plans into 2018,” explained Paul Travers, President and CEO of Vuzix Corp. “Vuzix looks forward to several important catalysts heading into CES; this capital infusion will significantly improve our execution capabilities in 2017 and improve our negotiating position in discussions with potential strategic partners and customers.”

Chardan Capital Markets, LLC acted as the sole placement agent for this transaction.

The offering is expected to close on December 2, 2016, subject to satisfaction of customary closing conditions.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities described herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares are being offered by Vuzix Corporation pursuant to an effective "shelf" registration statement previously filed with and subsequently declared effective on  February 4, 2016 by the Securities and Exchange Commission. The securities are being offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting Chardan Capital Markets, LLC, 150 East 58th Street, 28th Floor, New York, NY 10155, at (646) 465-9028, or the Securities and Exchange Commission's website at http://www.sec.gov.

Press Release

About Vuzix Corporation

Vuzix is a leading supplier of Smart-Glasses, Augmented Reality (AR) and Virtual Reality (VR) technologies and products for the consumer and enterprise markets. The Company's products include personal display and wearable computing devices that offer users a portable high quality viewing experience, provide solutions for mobility, wearable displays and virtual and augmented reality. Vuzix holds 49 patents and 40 additional patents pending and numerous IP licenses in the Video Eyewear field. The Company has won Consumer Electronics Show (or CES) awards for innovation for the years 2005 to 2016 and several wireless technology innovation awards among others. Founded in 1997, Vuzix is a public company (NASDAQ: VUZI) with offices in Rochester, NY; Oxford, UK; and Tokyo, Japan.

Forward-Looking Statements Disclaimer

Certain statements contained in this news release are "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward looking statements contained in this release relate to the new Blade 3000 Smart Sunglasses, our latest waveguide and projection optics, their technological advancements and proposed features, use of proceeds, capital needs to 2018, and among other things, the Company's leadership in the Video Eyewear, VR and AR display industry. They are generally identified by words such as "believes," "may," "expects," "anticipates," "should" and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company's beliefs and assumptions as of the date of this release. The Company's actual results could differ materially due to risk factors and other items described in more detail in the "Risk Factors" section of the Company's Annual Reports and MD&A filed with the United States Securities and Exchange Commission and applicable Canadian securities regulators (copies of which may be obtained at www.sedar.com or www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

For further information:

Media and Investor Relations Contact:

Andrew Haag

Managing Partner

IRTH Communications

vuzi@irthcommunications.com

Tel: (866) 976-4784

Vuzix Corporation

25 Hendrix Road, Suite A

West Henrietta, NY 14586 USA

Investor Information – Grant Russell

IR@Vuzix.com

Tel: (585) 359-7562

www.vuzix.com